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Exhibit 99.2

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Financial Statements

June 30, 2004

Table of Contents

Combined Balance Sheets	F-22
Combined Statements of Income	F-23
Combined Statement of Owners' Investment	F-24
Combined Statements of Cash Flows	F-25
Notes to Financial Statements	F-26

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Balance Sheets

	June 30, 2004	December 31, 2003
	(unaudited)
	(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$9,218	$5,357
Accounts receivable	21,791	14,124
Prepaid expenses and other assets	755	1,027
Natural gas put options (Note 2)	1,329	—

Total current assets	33,093	20,508

Property, plant and equipment, at cost:
Oil and gas properties, full cost accounting:
Proved properties	236,463	222,727
Unproved properties and properties under development, not being amortized	1,603	1,695
Furniture, fixtures and equipment	231	271

	238,297	224,693
Accumulated depreciation and depletion	(94,261)	(88,278)

Net property, plant and equipment	144,036	136,415

Investment in non-affiliates	484	672
Other assets, net	397	283

	$178,010	$157,878

Liabilities and owner's investment
Current liabilities:
Accounts payable and accrued liabilities	$20,773	$15,836
Distributions payable (Note 3)	5,445	—
Commodity derivatives (Note 2)	5,450	3,084
Current portion of long term debt	310	—

Total current liabilities	31,978	18,920

Commodity derivatives	—	921
Asset retirement obligation (Note 4)	9,175	8,771
Long-term debt (Note 5)	40,670	33,130
Owners' investment	96,187	96,136
Commitments and contingencies (Note 6)	—	—

	$178,010	$157,878

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Income

	Six Months Ended June 30,
	2004	2003
	(unaudited) (In thousands)
Operating revenues
Oil sales	$12,839	$10,646
Gas sales	37,647	35,326
Other	81	—

Total operating revenues	50,567	45,972

Operating costs and expenses
Production expenses	13,021	11,388
Depreciation, depletion and amortization	6,048	6,117
Accretion expense	259	304
General and administrative expenses	2,439	1,762
Other	266	174

Total operating costs and expenses	22,033	19,745

Other income (expense)
Commodity derivatives, realized	(3,024)	(4,310)
Commodity derivatives, unrealized	(1,829)	(682)
Equity in income of non-affiliates	166	128
Investment income	16	32
Interest expense and related costs	(833)	(1,323)

Total other expense	(5,504)	(6,155)

Income from continuing operations before cumulative effect of adoption of SFAS No. 143 and discontinued operations	23,030	20,072
Income from discontinued operations including gain on sale of membership interest	—	8,897

Income from operations before cumulative effect of adoption of SFAS No. 143	23,030	28,969
Cumulative effect of adoption of SFAS No. 143	—	2,157

Net income	$23,030	$31,126

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statement of Owners' Investment

Total Owners' Investment
(In thousands)
December 31, 2003 (audited)	$96,136
Contributions	4
Distributions	(23,033)
State income taxes paid in lieu of distributions	(499)
Other	549
Net income	23,030

June 30, 2004 (unaudited)	$96,187

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Cash Flows

	Six Months Ended June 30,
	2004	2003
	(unaudited)
	(In thousands)
Cash flows from operating activities
Income from operations before cumulative effect of adoption of SFAS No. 143	$23,030	$28,969
Income from discontinued operations including gain on sale of membership interest	—	(8,897)

Income from continuing operations before cumulative of adoption of SFAS No. 143 and discontinued operations	23,030	20,072
Depreciation, depletion and amortization	6,048	6,117
Amortization of loan fees and related costs	146	203
Accretion expense	259	304
Equity in income of non-affiliates	(166)	(128)
Loss from commodity derivatives, unrealized	1,829	682

	31,146	27,250
Changes in operating assets and liabilities:
Accounts receivable	(7,667)	1,180
Prepaid expenses and other assets	(112)	494
Natural gas put options	(1,329)	—
Accounts payable and accrued liabilities	4,937	691
Change in other operating	549	555

Net cash provided by operating activities	27,524	30,170

Cash flows from investing activities
Additions to oil and gas properties	(13,500)	(14,461)
Additions to furniture, fixtures and equipment	(24)	(25)
Proceeds from sales of oil and gas properties	—	225
Proceeds from sales of discontinued operations	—	18,467
Distribution from non-affiliates	354	306

Net cash (used in) provided by investing activities	(13,170)	4,512

Cash flows from financing activities
Contributions	4	—
Distributions	(17,588)	(32,021)
State income taxes paid in lieu of distributions	(499)	—
Proceeds from long-term debt	9,050	5,800
Payments of principal on long-term debt	(1,200)	(5,400)
Loan fees and related costs	(260)	(154)

Net cash used in financing activities	(10,493)	(31,775)

Net increase in cash and cash equivalents	3,861	2,907
Cash and cash equivalents at beginning of period	5,357	5,093

Cash and cash equivalents at end of period	$9,218	$8,000

Supplemental disclosure of cash flow information:
Interest paid	$616	$1,068
Non-cash investing and financing activities:
Distributions declared	$5,445	$—

The accompanying notes to the combined financial statements are an integral part of these statements

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Notes to Combined Financial Statements, Unaudited

Note 1—Basis of Presentation

        The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments necessary to present fairly the combined financial position as of June 30, 2004 and the related combined results of operations, owners' investment and cash flows for each of the six-month periods ended June 30, 2004 and 2003 of Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd., Wynn-Crosby 2002, Ltd., certain non-revenue producing assets of Wynn-Crosby Energy, Inc. ("WCE") and certain oil and gas properties of Wildcard Oil and Gas Company (collectively the "Company" or "Wynn-Crosby"). On March 14, 2003, the Company divested its interest in Le Norman Partners, LLC ("LNP"). The accompanying combined financial statements include the results of operations attributable to LNP through the date of sale and have been presented as discontinued operations.

        These combined financial statements were prepared in conjunction with a pending sales transaction that is anticipated to close during the fourth quarter of 2004. The proposed transaction involves the sale of all the partnership interests of the Wynn-Crosby limited partnerships, certain oil and gas properties of Wildcard Oil and Gas Company that are jointly owned with Wynn-Crosby 1996, Ltd. and certain equipment and contracts of WCE that are related to the operation of the properties of the partnerships (the "Sale").

        Immediately prior to closing the Sale, certain assets and liabilities of WCE will be excluded and transferred to a new entity ("Newco") and an affiliated company, neither of which will be part of the Sale. The excluded assets of WCE to be transferred to Newco and the affiliated company will include other oil and gas properties owned by WCE and the furniture, fixture and equipment located at WCE's corporate office. Newco will assume WCE's outstanding debt and certain contracts and liabilities associated with WCE's employees and WCE's corporate office.

        Also immediately prior to closing the Sale, the oil and gas properties of Wildcard Oil and Gas Company described above will be transferred to a new limited partnership, WCOG Properties, Ltd. ("WCOGLP"). WCOGLP will be sold along with Wynn-Crosby entitles as part of the Sale. The accompanying combined financial statements include the results of operations of WCE excluding those assets and liabilities being transferred to Newco and the affiliated company, WCOGLP and the Wynn-Crosby partnerships.

        The results of operations for interim periods are not necessarily indicative of results to be expected for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in connection with the financial statements and notes thereto included in the Company's Financial Statements for the year ended December 31, 2003.

Note 2—Summary of Significant Accounting Policies

Derivative Instruments and Hedging Activities

        From time to time, Wynn-Crosby has utilized and may continue to utilize derivate instruments with respect to a portion of its oil and gas production to achieve a more predictable cash flow as well as to reduce its exposure to price fluctuations. These transactions generally are price swaps or price collars and are entered into with commodities trading institutions. Derivative financial instruments are intended to reduce the Company's exposure to declines in the market price of natural gas and crude oil.

        In June 1988 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS No. 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000; the Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001.

        The Company elected in 2001 not to designate these instruments as hedges for accounting purposes; and accordingly, the change in unrealized gains and losses is included in unrealized other income and expense. Cash settlements of these instruments are included in realized other income and expense. The Company recognized realized derivative losses of $3,024,000 and unrealized losses of $1,829,000 for the six months ended June 30, 2004 and realized derivative losses of $4,310,000 and unrealized losses of $682,000 for the six months ended June 30, 2003.

        As of June 30, 2004, the Company had hedged 1,090,000 MMBtu of its expected 2004 natural gas production at an average price of $4.107 per MMBtu: 890,000 MMBtu of its expected 2005 natural gas production at an average price of $4.086 per MMBtu: 165,000 barrels of its expected 2004 oil production at an average price of $31.09 per barrel and 15,000 barrels of its expected 2005 oil production at an average price of $32.31 per barrel from its current portfolio of properties in the form of price swaps. Based on NYMEX prices at June 30, 2004, the hedge positions had a net unrealized loss of $5,450,000.

        In addition, the Company purchased natural gas put options for April 2004 to June 2005 for $2,009,000. As of June 30, 2004, $295,000 had been recognized as a realized derivative loss for expired contracts. The fair value for remaining contracts at June 30, 2004 was an asset of $1,329,000.

        Effective July 1, 2001, the Company entered into a two-year interest rate swap to reduce its exposure to market risks from changing interest rates. With a national amount of $15 million (excluding LNP), the Company receives interest at a variable LIBOR rate and pays interest at a fixed LIBOR rate of 5.01%. The variable LIBOR rate is redetermined each quarter with the settlement occurring in arrears on March 31, June 30, September 30 and December 31. The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        The Company uses variable-rate debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed-cash flows. Under the terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt.

        Changes in the fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in comprehensive income.

        These amounts subsequently are reclassified into interest expense as a yield adjustment of the hedged debt obligation in the same period in which the related interest affects earnings.

        As of June 30, 2004 and 2003, the Company had no interest rate swaps in place due to the expiration of existing contracts at the end of June 2003.

Note 3—Distributions Payable

        As of June 30, 2004, the Company had declared but not paid $5,445,000 in cash distributions. The declared distributions as of June 30, 2004 were paid in July and August 2004. In addition, in August 2004 the Company paid distributions of $3,300,000 related to proceeds from a property sale. Additionally, during the six months ended June 30, 2004, the Company paid $499,000 in state income taxes on behalf of its partners in lieu of cash distributions. The $499,000 in taxes paid was attributable to earnings for the year ended December 31, 2003.

Note 4—Asset Retirement Obligation

        On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). The new standard requires the Company to record the present value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.

        On January 1, 2003, the Company recorded additional oil and gas property costs of approximately $6,245,000, a reduction of accumulated depletion of approximately $4,527,000, a long-term liability of approximately $8,614,000 and noncash income of approximately $2,157,000 for the cumulative effect on depreciation of the additional costs and accretion expense on the liability related to expected abandonment costs of the Company's oil and natural gas producing properties. At December 31, 2003, the asset retirement obligation was $8,771,000; and the increase in the balance from January 1, 2003 of $157,000 was due to $604,000 in accretion expense and $137,000 in additional liabilities for new wells drilled and acquired in 2003, offset by a $584,000 reduction due to the divestiture and abandonment of properties.

        The Company recorded the following activity related to the liability for the six months ended June 30, 2004:

(in thousands)
Beginning balance—asset retirement obligation	$8,771
Incurred obligations	267
Disposed obligations	(122)
Accretion expense	259

Ending balance—asset retirement obligation	$9,175

Note 5—Long-Term Debt

        Each of the Wynn-Crosby partnerships have separate credit agreements with Union Bank of California, NA. ("Union Bank") and under certain of the agreements Union Bank is Agent to a two-bank syndication. The respective credit agreements are secured by a first lien, including, but not limited to, a first mortgage, deed of trust, security agreement and assignment of production proceeds on substantially all the oil and gas properties of the respective entity.

        Amounts outstanding under the credit facilities bear interest, at the Company's option, at either the bank's prime rate or LIBOR. The actual interest rate is adjusted based on the funded debt to borrowing capacity with the prime rate option ranging from prime to prime plus 0.375% and the LIBOR option ranging from LIBOR plus 1.375% to LIBOR plus 2.25%. Each entity pays a 0.375% fee on the unused portion of the borrowing base in return for the bank's obligation to maintain the availability of funds. With the exception of Wynn-Crosby 1997, Ltd., Wynn-Crosby 1999, Ltd. and Wynn-Crosby 2000, Ltd., which are subject to semi-annual borrowing base redeterminations, the credit facilities are subject to annual borrowing base redeterminations.

        Scheduled maturities of outstanding indebtedness of the partnerships as of June 30, 2004 are $310,000 in 2005, $15,100,000 in 2006 and $25,570,000 in 2007. The credit facilities contain various covenants including restrictions on the incurrence of new debt. The partnerships were in compliance with the covenants of their respective credit agreements at June 30, 2004.

        The outstanding debt of the Wynn-Crosby partnerships at June 30, 2004 and December 31, 2003 is as follows:

	June 30, 2004	December 31, 2003
	(in thousands)
Wynn-Crosby 1994, Ltd.	$10	$10
Wynn-Crosby 1995, Ltd.	1,260	10
Wynn-Crosby 1996, Ltd.	2,000	600
Wynn-Crosby 1997, Ltd.	5,000	4,000
Wynn-Crosby 1998, Ltd.	5,400	5,000
Wynn-Crosby 1999, Ltd.	9,700	6,500
Wynn-Crosby 2000, Ltd.	17,300	17,000
Wynn-Crosby 2002, Ltd.	310	10

Total debt	40,980	33,130
Less current maturities	(310)	—

Long-term debt	$40,670	$33,130

Note 6—Commitments and Contingencies

        There are pending in the United States Bankruptcy Court for the Southern District of New York Adversary Proceedings Numbers 03-93424, 03-93425, 03-93426, 03-93427 and 03-93428, in Bankruptcy Case No. 01-16034 (AJG), in Enron Corp., et al., in which Enron North America Corp. and Enron Corp. sue to recover from the Company alleged avoidable transfers in the aggregate sum of $3,781,986. The Company believes that this case is without merit and intends to vigorously fight this claim.

Note 7—Discontinued Operations

        In May 2000, Wynn-Crosby 1998, Ltd. and Wynn-Crosby 1999, Ltd. (the "Wynn-Crosby Partnerships") and Lc Norman Energy Corporation (an unaffiliated company) formed Lc Norman Partners, LLC ("LNP") to engage in the acquisition, development and production of oil and gas properties. Under the terms of the joint venture the Wynn-Crosby Partnerships contributed $11,600,000 representing 100% of LNP's contributed equity and the Wynn-Crosby Partnerships were entitled to preference distributions until such time they fully recovered their contributed equity. From inception through the divestiture of LNP on March 14, 2003, the Wynn-Crosby Partnerships received $5,053,000 in preference distributions.

        On March 14, 2003, the Wynn-Crosby Partnerships sold their membership interest in LNP for $18,500,000 resulting in an $8,468,000 gain. The purchaser assumed all future obligations of LNP and fully repaid LNP's debt balance of $21,400,000 contemporaneous with the acquisition of the Wynn-Crosby Partnerships' interests.

        The results of operations attributable to LNP through the date of sale, including the gain from sale, have been presented as discontinued operations in the accompanying combined financial statements. Certain adjustments were made to the accompanying combined financial statements. These adjustments include the elimination of inter-company balances and transactions including the elimination of contributions made by the Wynn-Crosby Partnerships to LNP and the preference distributions received by the Wynn Crosby Partnerships from LNP. The following results include only the Company's 70% prorata interest in LNP's results of operation for the six months ended June 30, 2003:

(In thousands)
Operating revenues	$2,786
Operating costs and expenses	(1,527)
Other expense	(830)
Gain on sale of membership interest	8,468

Net income from discontinued operations	$8,897

Note 8—Subsequent Events

        On July 30, 2004, Wynn-Crosby 2000, Ltd., Wynn-Crosby 1999, Ltd. and Wynn-Crosby 1998, Ltd. sold their interests in the North Riley Unit located in Gaines County, Texas for $3,320,000. The proceeds attributable to the sale of the North Riley Unit will be for the benefit of the Wynn-Crosby partners prior to the sale.

        On October 13, 2004, Wynn-Crosby entered into definitive agreements to sell the Company to Petrohawk Energy Corporation ("Petrohawk") for a total cash purchase price of $425 million. The sale transaction is described in Note 1. Petrohawk's Board of Directors has approved the transaction, which is expected to close by November 30, 2004. All necessary approvals from the sellers have been obtained. The transaction is subject to customary closing adjustments and conditions.

        On October 21, 2004, Wynn-Crosby entered into financial derivatives for 27,000 barrels per month of its 2005 and 2006 crude oil production and 400,000 MMBtus per month of its 2005 and 2006 natural gas production. Structured as no-cost collars, the following table sets forth the prices for the respective commodity and period hedged:

	Floor	Ceiling
2005 oil collars	$43.00	$57.00
2006 oil collars	$40.00	$49.30
2005 gas collars	$6.35	$10.05
2006 gas collars	$5.50	$9.54

QuickLinks

  Exhibit 99.2
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Financial Statements June 30, 2004
Table of Contents
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Balance Sheets
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Income
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statement of Owners' Investment
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Cash Flows
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Notes to Combined Financial Statements, Unaudited